99.1 1Q 2015 Supplemental Information Exhibit 99.2

Company Overview Company Information 3 Current Period Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information 2015 Acquisitions and Annual Investments 10 Regional Portfolio Distribution and Key Market and Top 50 MSA Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type and Historical Campus Proximity 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management 15 Health System Relationship Highlights 16 Financial Statements Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Reporting Definitions 19 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC. Table of Contents 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly-traded real estate investment trust that acquires, owns and operates medical office buildings located primarily on-campus or affiliated with the nation’s leading healthcare systems. HTA is known for its exclusive dedication to the medical office sector and believes that this focus will be advantageous to the extent the healthcare sector continues to benefit from major macroeconomic tailwinds. Since its formation in 2006, HTA has invested approximately $3.4 billion in medical office buildings comprising 15.0 million square feet in 28 states. A disciplined and targeted acquisition approach has positioned HTA’s real estate portfolio in certain key markets (among others) with growing and healthy economics, including: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Honolulu, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa, and White Plains. The portfolio is operated by an in-house national asset management and leasing platform which is directed from over 10 full-service regional offices across the U.S. HTA has a consistent track record since listing on the New York Stock Exchange in 2012 and believes that a commitment to long-term real estate principles will assist in its goal to generate shareholder value. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent DST Systems, Inc. 430 West 7th Street Kansas City, Missouri 64105 888.801.0107 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 3

Operating • Normalized FFO: Increased 10.1% to $46.6 million, compared to Q1 2014. • Normalized FFO Per Share: $0.37 per diluted share, an increase of $0.02 per diluted share, or 6%, compared to Q1 2014. • Normalized FAD: $0.35 per diluted share, or $44.3 million, an increase of $0.03 per diluted share, or 9%, compared to Q1 2014. • Same-Property Cash NOI: Increased $1.7 million, or 3.0%, to $57.0 million, compared to Q1 2014. Same-Property rental revenue increased $1.4 million, or 2.2%, to $65.3 million, compared to Q1 2014. Portfolio • Acquisitions: During the quarter, HTA acquired $35.3 million of medical office buildings (98% leased and approximately 117,000 square feet of GLA). These acquisitions are located in one of our key markets, Atlanta. • Leasing: During the quarter, HTA entered into new or renewal leases on approximately 185,000 square feet of GLA, or 1.2% of its portfolio. Tenant retention for the quarter was 77% by GLA. • Leased Rate: At the end of the quarter, the leased rate by GLA was 91.7%, an increase from 91.2% as of Q1 2014. Balance Sheet and Liquidity • Balance Sheet: At the end of the quarter, HTA had total liquidity of $856.0 million, including $842.5 million of availability on its unsecured credit agreement and $13.5 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 29.2%. • Debt Refinance: In February 2015, HTA amended its unsecured credit agreement. The amendment added an additional lender and increased the amount available under the unsecured revolving credit facility by $50.0 million to $850.0 million. Company Overview Current Period Highlights 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 4

Company Overview

Financial Highlights
(unaudited and in thousands, except per share data)

	Three Months Ended				
	1Q15	4Q14	3Q14	2Q14	1Q14
INCOME ITEMS					
Revenues	$ 98,520	$ 94,996	$ 95,534	$ 89,671	$ 91,304
NOI [1][2]	67,823	66,667	67,008	62,607	61,715
Annualized Adjusted EBITDA [1][3]	254,684	249,956	277,728	243,248	227,320
Normalized FFO [1][4]	46,645	45,252	45,494	43,529	42,364
Normalized FAD [1][4]	44,306	39,972	37,164	39,285	38,727
Net Income Attributable to					
Common Stockholders per diluted share [5]	$ 0.05	$ 0.17	$ 0.13	$ 0.02	$ 0.04
Normalized FFO per diluted share [5]	0.37	0.37	0.38	0.36	0.35
Normalized FAD per diluted share [5]	0.35	0.32	0.31	0.33	0.32
Same-Property Cash NOI Growth [6]	3.0%	3.3%	3.1%	3.1%	3.0%
Fixed Charge Coverage Ratio [7]	3.56x	3.83x	3.81x	3.47x	3.45x

	As of				
	1Q15	4Q14	3Q14	2Q14	1Q14
ASSETS					
Gross Real Estate Investments	$ 3,408,576	$ 3,372,820	$ 3,240,331	$ 3,194,514	$ 2,976,476
Total Assets	3,049,086	3,041,650	2,986,801	3,014,571	2,735,246
CAPITALIZATION					
Total Debt	$ 1,458,598	$ 1,412,461	$ 1,497,136	$ 1,520,445	$ 1,232,282
Total Stockholders' Equity	1,418,256	1,447,139	1,329,099	1,346,568	1,359,204
Total Capitalization [8]	5,000,523	4,834,299	4,297,469	4,426,874	3,963,924
Total Debt/Capitalization	29.2%	29.2%	34.8%	34.3%	31.1%

(1) Refer to page 19 for the reporting definitions of NOI, Annualized Adjusted EBITDA, Normalized FFO and Normalized FAD.
(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 7 for a reconciliation of GAAP Net Income to Annualized Adjusted EBITDA.
(4) Refer to page 7 for a reconciliation of GAAP Net Income Attributable to Common Stockholders to Normalized FFO and FAD.
(5) Diluted per share amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.
(6) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(7) Calculated as EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(8) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

HTA LISTED NYSE

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 5

15 10 5 0 % of Po rtf ol io (b as ed on G LA ) Gross real estate investments (1) $ 3.4 Total portfolio GLA (2) 15.0 Leased rate 91.7% Portfolio tenant retention rate (YTD) 77% % of GLA on-campus/aligned 96% % of invested dollars in HTA key markets or top 50 MSAs 89% Investment grade tenants (3) 41% Credit rated tenants (3) 58% Weighted average remaining lease term for all buildings (4) 6.0 Weighted average remaining lease term for single-tenant buildings (4) 8.0 Weighted average remaining lease term for multi-tenant buildings (4) 4.9 Credit ratings Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 13.5 Debt/capitalization 29.2% Weighted average interest rate per annum on portfolio debt (5) 3.63% Building Type Presence in 28 States Company Snapshot (as of March 31, 2015) Company Overview 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount represented in billions. (2) Amounts represented in millions. (3) Amounts based on annualized base rent. (4) Amounts presented in years. (5) Includes the impact of interest rate swaps. MOBs - 92% Senior Care - 4% Hospitals - 4% FL TX IN AZ SC PA NY GA 12% 12% 8% 8% 8% 8% 8% 5% % of Portfolio (based on GLA)

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(in thousands, except share data)

	Three Months Ended	
	1Q15	1Q14
Net income attributable to common stockholders	$ 6,804	$ 5,292
Depreciation and amortization expense	36,280	34,942
FFO	$ 43,084	$ 40,234
Acquisition-related expenses	1,357	976
Net loss on change in fair value of derivative financial instruments	2,010	841
Noncontrolling income from partnership units included in diluted shares	105	104
Other normalizing items	89	209
Normalized FFO	$ 46,645	$ 42,364
Other income	(15)	(26)
Non-cash compensation expense	1,914	1,388
Straight-line rent adjustments, net	(2,019)	(2,100)
Amortization of below and above market leases/leasehold interests, net	580	668
Deferred revenue - tenant improvement related	(129)	(133)
Amortization of deferred financing costs and debt discount/premium	939	561
Recurring capital expenditures, tenant improvements and leasing commissions	(3,609)	(3,995)
Normalized FAD	$ 44,306	$ 38,727
Net income attributable to common stockholders per diluted share [(1)]	$ 0.05	$ 0.04
FFO adjustments per diluted share, net [(1)]	0.29	0.30
FFO per diluted share [(1)]	$ 0.34	$ 0.34
Normalized FFO adjustments per diluted share, net [(1)]	0.03	0.01
Normalized FFO per diluted share [(1)]	$ 0.37	$ 0.35
Normalized FAD adjustments per diluted share, net [(1)]	(0.02)	(0.03)
Normalized FAD per diluted share [(1)]	$ 0.35	$ 0.32
Weighted average number of diluted common shares outstanding [(1)]	127,105	119,912

Adjusted EBITDA	1Q15
Net income	$ 6,942
Depreciation and amortization expense	36,595
Interest expense and net change in fair value of derivative financial instruments	16,369
EBITDA	$ 59,906
Acquisition-related expenses	1,357
Non-cash compensation expense	1,914
Pro forma impact of acquisitions	494
Adjusted EBITDA	63,671
Annualized Adjusted EBITDA	$ 254,684

(1) For the three months ended March 31, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

HTA LISTED NYSE

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 7

Capitalization Secured Mortgages $ 401,913 Unsecured Term Loans 420,000 Unsecured Senior Notes 600,000 Unsecured Revolving Credit Facility 37,000 Net Discount (315) Total Debt $ 1,458,598 Stock Price (as of March 31, 2015) 27.86 Total Diluted Common Shares Outstanding 127,133 Equity Capitalization $ 3,541,925 Total Capitalization $ 5,000,523 Total Undepreciated Assets $ 3,632,252 Debt/Capitalization 29.2% Debt/Undepreciated Assets 40.2% Debt/Annualized Adjusted EBITDA Ratio 5.7x Equity - 71% Secured Debt - 8% Unsecured Debt - 21% Financial Information Capitalization, Interest Expense and Covenants (as of March 31, 2015, in thousands, except share data) 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 8 Interest Expense Covenants Three Months Ended 1Q15 1Q14 Interest related to derivative financial instruments $ 555 $ 1,345 Net loss on change in fair value of derivative financial instruments 2,010 841 Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments 2,565 2,186 Interest related to debt 13,804 11,904 Total interest expense $ 16,369 $ 14,090 Interest expense excluding net change in fair value of derivative financial instruments $ 14,359 $ 13,249 Bank Loans Required 1Q15 Total Leverage 60% 39% Secured Leverage 30% 11% Fixed Charge Coverage 1.50x 3.56x Unencumbered Leverage 60% 36% Unencumbered Coverage 1.75x 5.48x Senior Notes Required 1Q15 Total Leverage 60% 41% Secured Leverage 40% 11% Unencumbered Asset Coverage 150% 260% Interest Coverage 1.50x 4.10x

Financial Information Debt Composition and Maturity Schedule (in thousands) 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 9 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgages Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Total 2015 $ — $ 53,835 $ — $ — $ — $ — $ 53,835 2016 — 69,985 — — — — 69,985 2017 — 116,977 — — — — 116,977 2018 — 14,803 — — — — 14,803 2019 — 9,680 155,000 265,000 — — 429,680 Thereafter 37,000 136,633 — — 300,000 300,000 773,633 Subtotal 37,000 401,913 155,000 265,000 300,000 300,000 1,458,913 Net premiums (discounts) — 3,623 — — (1,949) (1,989) (315) Total $ 37,000 $ 405,536 $ 155,000 $ 265,000 $ 298,051 $ 298,011 $ 1,458,598 Stated Rate (3) 1.23% 5.35% 1.88% 1.33% 3.38% 3.70% 3.40% Hedged Rate (4) 1.23% 5.59% 2.99% 1.58% 3.38% 3.70% 3.63% Debt Composition (1) Rate does not include the 20bps facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the Term Loan to 2020. (3) The stated rate on the debt instrument as of March 31, 2015. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of March 31, 2015. Debt Maturity Schedule Unsecured Revolving Credit Facility due 2020 Unsecured Term Loan due 2019 Unsecured Term Loan due 2019 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Secured Mortgages $1,000,000 $750,000 $500,000 $250,000 $0 2015 2016 2017 2018 2019 Thereafter $53,835 $69,985 $116,977 $14,803 $429,680 $773,633 (2)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA WellStar MOBs (2 MOBs) Atlanta, GA March 2015 98% $ 35,300 117 Portfolio Information 2015 Acquisitions and Annual Investments (as of March 31, 2015, in thousands) 2015 Acquisitions Annual Investments (1) 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 10 Dispositions Acquisitions $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2007 2008 2009 2010 2011 2012 2013 2014 2015 $82,885 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate notes receivable. $35,300

Portfolio Information

Regional Portfolio Distribution and Key Market and Top 50 MSA Concentration

(as of March 31, 2015)

Regional Portfolio Distribution

Region	Investment (1)	% of Investment	Total GLA (1)	% of Portfolio	Annualized Base Rent (1)	% of Annualized Base Rent
Southwest	$ 1,064,889	31.5%	4,320	28.9%	$ 94,858	31.2%
Southeast	1,003,314	29.7	4,641	31.0	90,918	29.9
Northeast	785,008	23.2	3,299	22.0	70,006	23.0
Midwest	530,221	15.6	2,703	18.1	47,975	15.9
Total	$ 3,383,432	100%	14,963	100%	$ 303,757	100%

Key Market and Top 50 MSA Concentration (2)

Key Markets	Investment (1)	% of Investment	Total GLA (1)	% of Portfolio	Annualized Base Rent (1)	% of Annualized Base Rent
Boston, MA	$ 262,300	7.8%	683	4.6%	$ 18,822	6.2%
Dallas, TX	223,448	6.6	682	4.6	18,837	6.2
Phoenix, AZ	190,182	5.6	1,022	6.8	18,914	6.2
Miami, FL	173,807	5.1	887	5.9	17,157	5.6
Atlanta, GA	168,593	5.0	714	4.8	13,660	4.5
Houston, TX	151,766	4.5	692	4.6	15,894	5.2
Pittsburgh, PA	148,612	4.4	1,094	7.3	20,049	6.6
Tampa, FL	123,593	3.7	383	2.6	8,623	2.8
Indianapolis, IN	117,650	3.5	850	5.7	11,322	3.7
White Plains, NY	114,893	3.4	353	2.4	8,416	2.8
Denver, CO	111,700	3.3	371	2.5	8,472	2.8
Orlando, FL	62,300	1.8	289	1.9	5,982	2.0
Raleigh, NC	56,000	1.7	285	1.9	5,730	1.9
Additional Top 50 MSAs	631,549	18.6	2,653	17.7	55,949	18.4
Top 50 MSAs subtotal	2,536,393	75.0	10,958	73.3	227,827	74.9
Additional Key Markets						
Albany, NY	179,253	5.3	879	5.9	16,578	5.5
Greenville, SC	179,070	5.3	965	6.4	17,307	5.7
Charleston, SC	54,501	1.6	214	1.4	4,124	1.4
Honolulu, HI	47,250	1.4	140	0.9	3,690	1.2
	460,074	13.6	2,198	14.6	41,699	13.8
Total Key Markets & Top 50 MSAs	$ 2,996,467	88.6%	13,156	87.9%	$ 269,526	88.7%

(1) In thousands.

(2) Key markets are titled based on HTA's concentration in the respective Metropolitan Statistical Area ("MSA").

HTA LISTED NYSE

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2015, in thousands, except number of buildings)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q15	4Q14	1Q14	$ Change	% Change	$ Change	% Change
Rental Revenue	$ 65,256	$ 65,461	$ 63,860	$ (205)	(0.3)%	$ 1,396	2.2%
Tenant Recoveries	18,171	16,929	18,944	1,242	7.3	(773)	(4.1)
Total Rental Income	83,427	82,390	82,804	1,037	1.3	623	0.8
Expenses	26,431	25,131	27,476	1,300	5.2	(1,045)	(3.8)
Same-Property Cash NOI	$ 56,996	$ 57,259	$ 55,328	$ (263)	(0.5)%	$ 1,668	3.0%

	As of		
	1Q15	4Q14	1Q14
Number of Buildings	268	268	268
GLA	13,196	13,196	13,196
Leased GLA, end of period	12,093	12,130	12,044
Leased %, end of period	91.6%	91.9%	91.3%

NOI

	Three Months Ended	
	1Q15	1Q14
Net income	$ 6,942	$ 5,434
General and administrative expenses	6,575	6,299
Acquisition-related expenses	1,357	976
Depreciation and amortization expense	36,595	34,942
Interest expense and net change in fair value of derivative financial instruments	16,369	14,090
Other income	(15)	(26)
NOI	$ 67,823	$ 61,715
NOI percentage growth	9.9%	
NOI	$ 67,823	$ 61,715
Straight-line rent adjustments, net	(2,019)	(2,100)
Amortization of below and above market leases/leasehold interests, net	580	668
Lease termination fees	(11)	(13)
Cash NOI	66,373	60,270
Notes receivable interest income	—	(781)
Non Same-Property Cash NOI	(9,377)	(4,161)
Same-Property Cash NOI	$ 56,996	$ 55,328
Same-Property Cash NOI percentage growth	3.0%	

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Portfolio Information

Portfolio Diversification by Type and Historical Campus Proximity

(as of March 31, 2015)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA [(1)]	% of Total GLA	Annualized Base Rent [(1)]	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	74	17	3,758	25.1%	$ 75,998	25.0%
Multi-tenant	208	24	9,969	66.6	196,092	64.6
Other Healthcare Facilities						
Hospitals	10	4	655	4.4	22,854	7.5
Senior care	9	3	581	3.9	8,813	2.9
Total	301	28	14,963	100%	$ 303,757	100%

	Number of Buildings	Number of States	GLA [(1)]	% of Total GLA	Annualized Base Rent [(1)]	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	193	26	9,605	64.2%	$ 201,226	66.2%
Gross-lease	108	15	5,358	35.8	102,531	33.8
Total	301	28	14,963	100%	$ 303,757	100%

Historical Campus Proximity [(2)]

	As of				
	1Q15	4Q14	3Q14	2Q14	1Q14
Off-Campus Aligned	25%	25%	23%	21%	22%
On-Campus	71	71	73	75	74
On-Campus/Aligned	96%	96%	96%	96%	96%
Off-Campus/Non-Aligned	4	4	4	4	4
Total	100%	100%	100%	100%	100%

(1) In thousands.

(2) Percentages shown as percent of total GLA.

HTA LISTED NYSE

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of March 31, 2015)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases (1)	% of Leased GLA	Annualized Base Rent of Expiring Leases (1)	% of Total Annualized Base Rent
Month-to-month	108	195	1.4%	$ 4,644	1.5%
2015	263	550	4.0	12,382	4.1
2016	334	1,149	8.4	25,554	8.4
2017	355	1,391	10.1	30,145	9.9
2018	309	1,689	12.3	34,689	11.4
2019	251	1,172	8.5	28,256	9.3
2020	192	957	7.0	20,829	6.9
2021	190	1,473	10.7	30,060	9.9
2022	128	943	6.9	22,710	7.5
2023	48	694	5.1	13,603	4.5
2024	80	1,273	9.3	26,185	8.6
Thereafter	129	2,235	16.3	54,700	18.0
Total	2,387	13,721	100%	$ 303,757	100%

Historical Leased Rate

	As of				
	1Q15	4Q14	3Q14	2Q14	1Q14
Total Portfolio Leased Rate	91.7%	92.0%	91.8%	91.5%	91.2%
On-Campus/Aligned Leased Rate	92.0%	92.2%	92.1%	91.7%	91.4%
Off-Campus/Non-Aligned Leased Rate	84.4%	86.5%	85.4%	85.7%	85.2%

(1) In thousands.

1Q 2015 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Health System Weighted Average Remaining Lease Term Credit Rating Total Leased GLA (2) % of Leased GLA Annualized Base Rent (2) % of Annualized Base Rent Highmark 7 A- 876 6.4% $ 16,370 5.4% Greenville Hospital System 9 A1 761 5.5 13,999 4.6 Hospital Corp of America 5 BB 412 3.0 9,993 3.3 Community Health Systems 3 B1 333 2.4 7,417 2.4 Steward Health Care System 12 B3 321 2.3 7,433 2.4 Aurora Health Care 9 A3 315 2.3 6,867 2.3 Indiana University Health 3 Aa3 289 2.1 4,272 1.4 Deaconess Health System 9 AA- 261 1.9 4,079 1.3 Tufts Medical Center 12 BBB 252 1.8 9,381 3.1 Capital District Physicians Health Plan 11 NR 205 1.5 3,139 1.0 Wellmont Health System 7 BBB+ 158 1.2 2,754 0.9 Banner Health 4 AA- 138 1.0 3,294 1.1 Rush University Medical Center 5 A1 137 1.0 4,672 1.5 Tenet Healthcare 3 B1 124 0.9 3,054 1.0 Diagnostic Clinic (BCBS of FL) 15 A+ 117 0.9 3,189 1.0 Total 4,699 34.2% $ 99,913 32.7% As of March 31, 2015, HTA’s in-house property management and leasing platform operated over 13.5 million square feet of GLA, or 90%, of HTA’s total portfolio. In-House SF (Single-Tenant) In-House SF (Multi-Tenant) 15,000 10,000 5,000 0 G LA (2) 2011 2012 2013 2014 2015 Portfolio Information Key Health System Relationships and In-House Property Management (as of March 31, 2015) Key Health System Relationships (1) In-House Property Management (1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all health system tenants. (2) In thousands. 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 15

Community Health Systems, Inc. (B1), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes over 200 affiliated hospitals in 29 states with approximately 31,100 licensed beds. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark (A-), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest BlueCross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (BB), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 165 hospitals, 115 freestanding surgery centers in 20 states and England employing approximately 204,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Piedmont Healthcare (Aa3), based in Atlanta, Georgia, is one of the region’s leaders in delivering expert care. Founded in 1905, Piedmont is driven by the mission to create a system committed to compassion, advanced treatments, access to care and strong connections to make their patients, communities and region better. A single hospital started a century ago has grown into an integrated healthcare system with five hospitals and approximately 100 physician and specialist offices across greater Atlanta and North Georgia. Steward Health Care System (B3), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, ten hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care network, and Steward Home Care. Tenet Healthcare System (B1), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 200 outpatient centers and has over 110,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (Aa3), located in Atlanta, Georgia, is a leading not-for-profit health system with over 1,300 beds in the Southeast. Today, the WellStar Health System is comprised of five hospitals, seven urgent care centers, 16 satellite diagnostic imaging centers, over 500 primary care providers, and over 12,000 employees. The WellStar Kennestone Hospital in Marietta is the only Level II trauma center in Cobb County which contributes to the fact that WellStar serves more emergency room patients than any other health system in Georgia. In early 2015, WellStar announced an engagement with Emory Healthcare, an entity owned by Emory University, in which they would create a new, united health system throughout metro Atlanta with 11 hospitals and little market overlap. Portfolio Information Health System Relationship Highlights 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 1Q15 4Q14 ASSETS Real estate investments: Land $ 288,503 $ 287,755 Building and improvements 2,699,979 2,665,777 Lease intangibles 420,094 419,288 3,408,576 3,372,820 Accumulated depreciation and amortization (583,166) (549,976) Real estate investments, net 2,825,410 2,822,844 Cash and cash equivalents 13,517 10,413 Restricted cash and escrow deposits 21,120 20,799 Receivables and other assets, net 143,808 144,106 Other intangibles, net 45,231 43,488 Total assets $ 3,049,086 $ 3,041,650 LIABILITIES AND EQUITY Liabilities: Debt $ 1,458,598 $ 1,412,461 Accounts payable and accrued liabilities 84,823 101,042 Derivative financial instruments - interest rate swaps 3,378 2,888 Security deposits, prepaid rent and other liabilities 38,947 32,687 Intangible liabilities, net 12,464 12,425 Total liabilities 1,598,210 1,561,503 Commitments and contingencies Redeemable noncontrolling interests 3,797 3,726 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 125,203,393 and 125,087,268 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively 1,252 1,251 Additional paid-in capital 2,282,553 2,281,932 Cumulative dividends in excess of earnings (865,549) (836,044) Total stockholders’ equity 1,418,256 1,447,139 Noncontrolling interests 28,823 29,282 Total equity 1,447,079 1,476,421 Total liabilities and equity $ 3,049,086 $ 3,041,650 Financial Statements Condensed Consolidated Balance Sheets (in thousands, except share data) (unaudited) 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 17

Three Months Ended 1Q15 1Q14 Revenues: Rental income $ 98,452 $ 90,452 Interest and other operating income 68 852 Total revenues 98,520 91,304 Expenses: Rental 30,697 29,589 General and administrative 6,575 6,299 Acquisition-related 1,357 976 Depreciation and amortization 36,595 34,942 Total expenses 75,224 71,806 Income before other income (expense) 23,296 19,498 Interest expense Interest related to derivative financial instruments (555) (1,345) Net loss on change in fair value of derivative financial instruments (2,010) (841) Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments (2,565) (2,186) Interest related to debt (13,804) (11,904) Other income 15 26 Net income $ 6,942 $ 5,434 Net income attributable to noncontrolling interests (138) (142) Net income attributable to common stockholders $ 6,804 $ 5,292 Earnings per common share - basic (1) Net income attributable to common stockholders $ 0.05 $ 0.04 Earnings per common share - diluted (1) Net income attributable to common stockholders $ 0.05 $ 0.04 Weighted average number of common shares outstanding: (1) Basic 125,175 118,644 Diluted 127,105 119,912 1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 18 Financial Statements Condensed Consolidated Statements of Operations (in thousands, except share data) (unaudited) (1) For the three months ended March 31, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

1Q 2015 I Supplemental Information Healthcare Trust of America, Inc. I 19 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus depreciation and amortization, interest expense and net change in the fair value of derivative financial instruments, gain on sales of real estate, acquisition-related expenses, non-cash compensation expense and pro forma impact of our acquisitions. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for March 2015 by 12 (excluding the impact of abatements, concessions, and straight- line rent).  Cash Net Operating Income (Cash NOI):  Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments, net; (ii) amortization of below and above market leases/leasehold interests, net; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Funds from Operations (FFO): HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Real Estate Investments: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total gross leasable area that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (MSA): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (NOI):  NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; and (v) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the evaluation of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (Normalized FAD): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments, net; (iv) amortization of below and above market leases/leasehold interests, net; (v) deferred revenue - tenant improvement related; (vi) amortization of deferred financing costs and debt premium/discount; and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (Normalized FFO): HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) net gain or loss on change in fair value of derivative financial instruments; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Off-Campus:  A building or portfolio that is not located on or adjacent to key hospital based-campuses or is not aligned with recognized healthcare systems. On-Campus/Aligned:  On-campus refers to a property that is located on or adjacent to a healthcare system. Aligned refers to a property that is not on the campus of a healthcare system, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for (i) recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (Same-Property Cash NOI): Same-Property Cash NOI excludes properties which have not been owned and operated during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income, and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.